Exhibit 23.3

CONSENT OF THOMAS DYER

The undersigned hereby states as follows:

I, Thomas Dyer, assisted with the preparation of the “S-K 1300 Technical Report Summary - Mt Todd Gold Project - 50,000 tpd Feasibility Study – Northern Territory, Australia” with an effective date of December 31, 2021 and an issue date of February 9, 2022, as amended February 7, 2023, and the “NI 43-101 Technical Report - Mt Todd Gold Project - 50,000 tpd Feasibility Study – Northern Territory, Australia” with an effective date of December 31, 2021 and an issue date of February 9, 2022, for Vista Gold Corp. (the “Company”), portions of which are summarized (the “Summary Material”) in this Quarterly Report on Form 10-Q for the period ended June 30, 2023 (the “Form 10-Q”).

I hereby consent to the incorporation by reference in the Company’s Registration Statement on Form S-3 (Nos. 333-239139, 333-257746 and 333-261225) and any amendments thereto, and in the related prospectuses, and in the Company’s Registration Statements on Form S-8 (Nos. 333-239184, 333-225031, 333-134767, 333-153019, 333-191507, 333-191505, 333-267270, 333-267269) of the Summary Material concerning the technical report and the reference to my name as set forth above in the Form 10-Q.

Date: August 2, 2023	By: /s/ Thomas Dyer

Name: Thomas Dyer